 Table of Content

As filed with the Securities and Exchange Commission on May 25, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CVS HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	05-0494040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One CVS Drive

Woonsocket, Rhode Island 02895

(401) 765-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shawn M. Guertin

Executive Vice President and Chief Financial Officer

CVS Health Corporation

One CVS Drive

Woonsocket, Rhode Island 02895

(401) 765-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lona Nallengara Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000	Samrat S. Khichi, Esq. Executive Vice President, Chief Policy Officer and General Counsel CVS Health Corporation One CVS Drive Woonsocket, Rhode Island 02895 (401) 765-1500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Table of Content

PROSPECTUS

CVS HEALTH CORPORATION

DEBT SECURITIES

We may offer debt securities from time to time. Specific terms and prices of these securities will be provided in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any debt securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the debt securities.

CVS Health Corporation’s common stock is listed on the New York Stock Exchange under the symbol “CVS”.

Investing in these securities involves certain risks. See the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission (“SEC”), any state securities commission nor any other regulatory authority has approved or disapproved the securities offered hereby, nor have any of the foregoing authorities passed upon or endorsed the merits of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2023.

Table of Content

The information contained in this prospectus is not complete and may be changed. We are not making an offer of the debt securities in any state where the offer is not permitted. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or any sale or issuance of a security.

The terms “CVS Health,” the “Company,” “we,” “us,” and “our” refer to CVS Health Corporation together with its subsidiaries.

i

Table of Content

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell or issue, in one or more offerings, any combination of the debt securities described in this prospectus in one or more series.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement or other offering material is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or other offering material. The prospectus supplement or other offering material may also contain information about any material federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

This prospectus contains summaries of certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to herein will be made available to prospective investors upon request to us. See “Where You Can Find More Information.”

The registration statement that contains this prospectus (the “Registration Statement”), including the exhibits thereto, contains additional information about us and the securities offered under this prospectus. The Registration Statement is available on the SEC website (https://www.sec.gov).

1

 Table of Content

RISK FACTORS

You should carefully consider all the information set forth in this prospectus, any accompanying prospectus supplement and the other documents incorporated by reference herein and therein before deciding to invest in the debt securities. In particular, we urge you to consider carefully the factors set forth under “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus and the risk factors set forth below together with those set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, each incorporated by reference herein and any updates thereto in our subsequent SEC filings.

2

 Table of Content

THE COMPANY

Introduction

CVS Health is a leading diversified health solutions company reshaping health care to help make healthier happen for more Americans. In an increasingly connected and digital world, CVS Health is meeting people wherever they are and changing health care to meet their needs. The Company has more than 9,000 retail locations, more than 1,100 walk-in medical clinics, a leading pharmacy benefits manager with over 110 million plan members with expanding specialty pharmacy solutions and a dedicated senior pharmacy care business serving more than one million patients per year. The Company also serves an estimated 37 million people through traditional, voluntary and consumer-directed health insurance products and related services, including expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan (“PDP”). The Company is a leader in key segments of health care through its foundational businesses and is creating new sources of value by expanding into next generation care delivery and health services, with a goal of improving satisfaction levels for both providers and consumers. The Company believes its integrated health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs.

The Company has four reportable segments: Health Care Benefits, Health Services, Pharmacy & Consumer Wellness and Corporate/Other, which are described below.

Health Care Benefits Segment

The Health Care Benefits segment operates as one of the nation’s leading diversified health care benefits providers. The Health Care Benefits segment has the information and resources to help members, in consultation with their health care professionals, make more informed decisions about their health care. The Health Care Benefits segment offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental and behavioral health plans, medical management capabilities, Medicare Advantage and Medicare Supplement plans, PDPs and Medicaid health care management services. The Health Care Benefits segment’s customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. The Company refers to insurance products (where it assumes all or a majority of the risk for medical and dental care costs) as “Insured” and administrative services contract products (where the plan sponsor assumes all or a majority of the risk for medical and dental care costs) as “ASC.” In addition, effective January 2022, the Company entered the individual public health insurance exchanges (“Public Exchanges”) in eight states through which it sells Insured plans directly to individual consumers. The Company entered Public Exchanges in four additional states effective January 2023.

Health Services Segment

The Health Services segment provides a full range of pharmacy benefit management (“PBM”) solutions, delivers health care services in its medical clinics, virtually, and in the home, and offers provider enablement solutions. PBM solutions include plan design offerings and administration, formulary management, retail pharmacy network management services, and specialty and mail order pharmacy services. In addition, the Company provides clinical services, disease management services, medical spend management and pharmacy and/or other administrative services for providers and federal 340B drug pricing program covered entities (“Covered Entities”). The Company operates a group purchasing organization that negotiates pricing for the purchase of pharmaceuticals and rebates with pharmaceutical manufacturers on behalf of its participants and provides various administrative, management and reporting services to pharmaceutical manufacturers. The Health Services segment’s clients are primarily employers, insurance companies, unions, government employee groups, health plans, PDPs, Medicaid managed care plans, plans offered on Public Exchanges and private health insurance exchanges, other sponsors of health benefit plans throughout the United States and Covered Entities.

Pharmacy & Consumer Wellness Segment

The Pharmacy & Consumer Wellness segment dispenses prescriptions in its retail pharmacies and through its infusion operations, provides ancillary pharmacy services including pharmacy patient care programs, diagnostic testing and vaccination administration, and sells a wide assortment of health and wellness products and general merchandise. The segment also conducts long-term care pharmacy (“LTC”) operations, which distribute prescription drugs and provide related pharmacy consulting and ancillary services to long-term care facilities and other care settings, and provides pharmacy fulfillment services to support the Health Services segment’s specialty and mail order pharmacy offerings. As of March 31, 2023, the Pharmacy & Consumer Wellness segment operated more than 9,000 retail locations, as well as online retail pharmacy websites, LTC pharmacies and on-site pharmacies, retail specialty pharmacy stores, compounding pharmacies and branches for infusion and enteral nutrition services.

3

 Table of Content

Corporate/Other Segment

The Company presents the remainder of its financial results in the Corporate/Other segment, which primarily consists of:

•	Management and administrative expenses to support the Company’s overall operations, which include certain aspects of executive management and the corporate relations, legal, compliance, human resources, information technology and finance departments, expenses associated with the Company’s investments in its transformation and enterprise modernization programs and acquisition-related transaction and integration costs; and
•	Products for which the Company no longer solicits or accepts new customers such as its large case pensions and long-term care insurance products.

CVS Health Corporation is a Delaware corporation. Our corporate office is located at One CVS Drive, Woonsocket, Rhode Island 02895, telephone (401) 765-1500. Our common stock is listed on the New York Stock Exchange under the trading symbol “CVS”. General information about CVS Health is available through our website at https://www.cvshealth.com. Our financial press releases and filings with the SEC are available free of charge within the Investors section of our website at https://investors.cvshealth.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus.

4

 Table of Content

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC from the SEC website at https://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Interested persons can electronically access our SEC filings, including the Registration Statement and the exhibits and schedules to the Registration Statement, at the SEC website. In addition, you can inspect and copy our reports, proxy statements and other information at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (including all documents we so file after the date of this Registration Statement and prior to the effectiveness of this Registration Statement) and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we complete our offerings of the securities registered under this Registration Statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 8, 2023, except to the extent superseded by our Current Report on Form 8-K filed on May 25, 2023, relating to the realigned composition of our segments;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 3, 2023;
•	Current Reports on Form 8-K filed with the SEC on January 23, 2023 (Item 5.02 only), February 8, 2023 (Item 1.01 related to the acquisition of Oak Street Health, Inc. (“Oak Street Health”) only; SEC Accession No. 0000947871-23-000139), February 15, 2023, February 21, 2023, May 2, 2023, May 24, 2023 and May 25, 2023; and
•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2023 (as to the information under the headings “Committees of the Board,” “Code of Conduct,” “Audit Committee Report,” “Biographies of our Incumbent Board Nominees,” “Share Ownership of Directors and Certain Executive Officers,” “Share Ownership of Principal Stockholders,” “Item 1: Election of Directors,” “Item 2: Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2023,” “Independence Determinations for Directors,” “Related Person Transaction Policy,” “Non-Employee Director Compensation” and “Executive Compensation and Related Matters” (including “Letter from the Management Planning and Development Committee,” “Compensation Committee Report,” “Compensation Discussion and Analysis,” “Compensation of Named Executive Officers,” “CEO Pay Ratio” and “Pay Versus Performance”)).

You may request a copy of any or all of the documents incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

Larry McGrath

Senior Vice President, Business Development and Investor Relations

CVS Health Corporation

One CVS Drive—MC 1008

Woonsocket, Rhode Island 02895

(800) 201-0938

investorinfo@cvshealth.com

5

 Table of Content

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a “safe harbor” for forward-looking statements, so long as (1) those statements are identified as forward-looking, and (2) the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in this prospectus, prospectus supplements to this prospectus, and the documents incorporated by reference or deemed to be incorporated by reference herein and therein is forward-looking within the meaning of the Reform Act or SEC rules. In addition, throughout this prospectus, prospectus supplements to this prospectus, and the documents incorporated by reference or deemed to be incorporated by reference herein and therein and our other reports and communications, we use the following words or variations or negatives of these words and similar expressions when we intend to identify forward-looking statements:

•	Anticipates	•	Believes	•	Can	•	Continue	•	Could
•	Estimates	•	Evaluate	•	Expects	•	Explore	•	Forecast
•	Guidance	•	Intends	•	Likely	•	May	•	Might
•	Outlook	•	Plans	•	Potential	•	Predict	•	Probable
•	Projects	•	Seeks	•	Should	•	View	•	Will

All statements addressing the future operating performance of CVS Health or any segment or any subsidiary and/or future events or developments, including statements relating to the impact of COVID-19 and any new variants or viruses on the Company’s businesses, investment portfolio, operating results, cash flows and/or financial condition; statements relating to corporate strategy, statements relating to future revenue, operating income or adjusted operating income, earnings per share or adjusted earnings per share, Health Care Benefits segment business, sales results and/or trends, medical cost trends, medical membership, Medicare Part D membership, medical benefit ratios and/or operations, Health Services segment business, sales results and/or trends and/or operations, Pharmacy & Consumer Wellness segment business, sales results and/or trends and/or operations, incremental investment spending, interest expense, effective tax rate, weighted-average share count, cash flow from operations, net capital expenditures, cash available for debt repayment, statements related to possible, proposed, pending or completed acquisitions, joint ventures, investments or combinations that involve, among other things, the timing or likelihood of receipt of regulatory approvals, the timing of completion, integration synergies, net synergies and integration risks and other costs, including those related to CVS Health’s acquisitions of Signify Health, Inc. and Oak Street Health, enterprise modernization, transformation, leverage ratio, cash available for enhancing shareholder value, inventory reduction, turn rate and/or loss rate, debt ratings, the Company’s ability to attract or retain customers and clients, store development and/or relocations, new product development, and the impact of industry and regulatory developments as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements within the meaning of the Reform Act.

Forward-looking statements rely on a number of estimates, assumptions and projections concerning future events, and are subject to a number of significant risks and uncertainties and other factors that could cause actual results to differ materially from those statements. Many of these risks and uncertainties and other factors are outside our control. Certain of these risks and uncertainties and other factors are described under “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and/or under “Risk Factors” included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, each incorporated by reference herein and any updates thereto in our subsequent SEC filings; these are not the only risks and uncertainties we face. There can be no assurance that the Company has identified all the risks that may affect it. Additional risks and uncertainties not presently known to the Company or that the Company currently believes to be immaterial also may adversely affect the Company’s businesses. If any of those risks or uncertainties develops into actual events, those events or circumstances could have a material adverse effect on the Company’s businesses, operating results, cash flows, financial condition and/or stock price, among other effects.

You should not put undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date of this prospectus, prospectus supplements to this prospectus, and the documents incorporated by reference or deemed to be incorporated by reference herein and therein, and we disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

6

 Table of Content

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes.

7

 Table of Content

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under the Senior Indenture, dated as of August 15, 2006 (the “senior indenture”), or the Subordinated Indenture, dated as of May 25, 2007 (the “subordinated indenture” and, together with the senior indenture, the “indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as trustee. Each of the senior indenture and the subordinated indenture is referred to as an indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indentures. The summary is not complete and the terms and provisions of the indentures summarized herein may be modified by adding or removing covenants, events of default or other provisions as reflected in the relevant prospectus supplement for each particular series of debt securities. The indentures have been incorporated by reference as exhibits to the Registration Statement for these securities that we have filed with the SEC. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures will not limit the amount of debt securities which we may issue. We may issue debt securities up to such an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;
•	the designation, aggregate principal amount and authorized denominations;
•	the maturity date;
•	the interest rate, if any, and the method for calculating the interest rate;
•	the interest payment dates and the record dates for the interest payments;
•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•	the place where we will pay principal and interest;
•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;
•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;
•	any United States federal income tax consequences;
•	the dates on which premium, if any, will be paid;
•	our right, if any, to defer the payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;
•	the initial public offering price; and
•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of CVS Health.

8

 Table of Content

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all “senior indebtedness” (as defined in the subordinated indenture) of CVS Health. See the subordinated indenture, section 1.01.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern CVS Health or a substantial part of its property; or
•	a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Certain Covenants

Restrictions on Secured Funded Debt. The senior indenture provides that we will not, nor will we permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Debt that the debt securities (together with, if we shall so determine, any other of our Indebtedness or such Restricted Subsidiary’s Indebtedness then existing or thereafter created which is not subordinated to the debt securities) will be secured equally and ratably with (or prior to) such Secured Debt, unless, after giving effect thereto, the sum of the aggregate amount of all of our outstanding Secured Debt and the outstanding Secured Debt of our Restricted Subsidiaries together with all Attributable Debt in respect of sale and leaseback transactions relating to a Principal Property (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (8) under “Limitation on Sale/Leaseback Transactions” below), would not exceed 15% of Consolidated Net Tangible Assets.

This restriction will not apply to, and there will be excluded from Secured Debt in any computation under this restriction and under “Limitation on Sale/Leaseback Transactions” below, Indebtedness, secured by:

(1) Liens on property, shares of capital stock or Indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

(2) Liens on property, shares of capital stock or Indebtedness existing at the time of acquisition thereof or incurred within 360 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by us or any Restricted Subsidiary;

(3) Liens on property, shares of capital stock or Indebtedness thereafter acquired (or constructed) by us or any Restricted Subsidiary and created prior to, at the time of, or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment entered into prior to, at the time of or within 360 days) after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(4) Liens in favor of us or any Restricted Subsidiary;

(5) Liens in favor of the United States of America, any State thereof or the District of Columbia or any foreign government, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

(6) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103 (b) of the Internal Revenue Code;

9

 Table of Content

(7) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business;

(8) Liens incurred (no matter when created) in connection with our or a Restricted Subsidiary’s engaging in leveraged or single investor lease transactions; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of ours or of such Restricted Subsidiary;

(9) Liens in favor of a governmental agency to qualify us or any Restricted Subsidiary to do business, maintain self-insurance or obtain other benefits, or Liens under workers’ compensation laws, unemployment insurance laws or similar legislation;

(10) Good faith deposits in connection with bids, tenders, contracts or deposits to secure our or any Restricted Subsidiary’s public or statutory obligations, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which we or any Restricted Subsidiary are a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business;

(11) Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens;

(12) Liens arising out of judgments or awards against us or any Restricted Subsidiary with respect to which we or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review or Liens arising out of individual final judgments or awards in amounts of less than $1,000,000; provided that the aggregate amount of all such individual final judgments or awards shall not at any one time exceed $1,000,000;

(13) Liens for taxes, assessments, governmental charges or levies not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by us or any Restricted Subsidiary, as the case may be;

(14) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of our business and that of our Restricted Subsidiaries;

(15) Liens incurred to finance all or any portion of the cost of construction, alteration or repair of any Principal Property or improvements thereto created prior to or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment to lend entered into prior to, at the time of, or within 360 days) after completion of such construction, alteration or repair;

(16) Liens existing on the date of the applicable indenture;

(17) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; or

(18) Any extension, renewal, refunding or replacement of the foregoing, provided that (i) such extension, renewal, refunding or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed, refunded or replaced (plus improvements on such property) and (ii) the Funded Debt secured by such Lien at such time is not increased.

“Attributable Debt” means, in connection with any sale and leaseback transaction under which either we or any Restricted Subsidiary are at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the lesser of (A) total net obligations of the lessee for rental payments during the remaining term of the lease discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (i) the weighted average Yield to Maturity (as defined in the senior indenture) of the debt securities, such average being weighted by the principal amount of each series of the debt securities and (ii) the interest rate inherent in such lease (as determined in good faith by us), both to be compounded semi-annually or (B) the sale price for the assets so sold and leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of the lease.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on our and our Restricted Subsidiaries’ most recent consolidated balance sheet as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) investments in and advances to Unrestricted Subsidiaries and (iii) Intangible Assets and liabilities relating thereto.

10

 Table of Content

“Funded Debt” means (i) any of our Indebtedness or Indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (ii) guarantees of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary, all preferred stock having mandatory redemption provisions of such Restricted Subsidiary as reflected on such Restricted Subsidiary’s balance sheet prepared in accordance with GAAP, and (iv) all Capital Lease Obligations (as defined in the senior indenture).

“Indebtedness” means, at any date, without duplication, all of our obligations for borrowed money or obligations for borrowed money of a Restricted Subsidiary.

“Intangible Assets” means, at any date, the value, as shown on or reflected in our and our Restricted Subsidiaries’ most recent consolidated balance sheet as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, pensions, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

“Liens” means such pledges, mortgages, security interests and other liens on any Principal Property of ours or of a Restricted Subsidiary which secure Secured Debt.

“Nonrecourse Obligation” means indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by us or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of our or any Restricted Subsidiary’s properties, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Restricted Subsidiary or any of our or any of our Subsidiaries’ assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Principal Property” means real and tangible property owned and operated now or hereafter by us or any Restricted Subsidiary constituting a part of any store, warehouse or, distribution center located within the United States of America or its territories or possessions (excluding current assets, motor vehicles, mobile materials handling equipment and other rolling stock, cash registers and other point-of-sale recording devices and related equipment and data processing and other office equipment), the net book value of which (including leasehold improvements and store fixtures constituting a part of such store, warehouse or distribution center) as of the date on which the determination is being made is more than 1.0% of Consolidated Net Tangible Assets. As of the date of this prospectus, none of our stores constitutes a Principal Property.

“Restricted Subsidiary” means each Subsidiary other than Unrestricted Subsidiaries.

“Secured Debt” means Funded Debt which is secured by any pledge of, or mortgage, security interest or other lien on any (i) Principal Property (whether owned on the date of the senior indenture or thereafter acquired or created), (ii) shares of stock owned by us or a Subsidiary in a Restricted Subsidiary or (iii) Indebtedness of a Restricted Subsidiary.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock, which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation (or similar management body), is owned directly or indirectly by us or by one or more of our Subsidiaries, or by us and one or more Subsidiaries.

“Unrestricted Subsidiary” means Subsidiaries designated as Unrestricted Subsidiaries from time to time by our Board of Directors; provided, however, that our Board of Directors (i) will not designate as an Unrestricted Subsidiary any of our Subsidiaries that owns any Principal Property or any stock of a Restricted Subsidiary, (ii) will not continue the designation of any of our Subsidiaries as an Unrestricted Subsidiary at any time that such Subsidiary owns any Principal Property, and (iii) will not, nor will it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Principal Property to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary will in connection therewith be redesignated as a Restricted Subsidiary and any pledge, mortgage, security interest or other lien arising in connection with any Indebtedness of such Unrestricted Subsidiary so redesignated does not extend to such Principal Property (unless the existence of such pledge, mortgage, security interest or other lien would otherwise be permitted under the senior indenture)).

11

 Table of Content

Limitation on Sale/Leaseback Transactions. The senior indenture provides that we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any of our or any Restricted Subsidiary’s Principal Property (which lease is required by GAAP to be capitalized on the balance sheet of such lessee), which Principal Property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person (a “sale and leaseback transaction”) unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such sale and leaseback transactions plus all Secured Debt (with the exception of Funded Debt secured by Liens which is excluded pursuant to clauses (1) to (18) under “Restrictions on Secured Funded Debt” above) would not exceed 15% of Consolidated Net Tangible Assets.

This covenant will not apply to, and there will be excluded from Attributable Debt in any computation under this restriction or under “Restrictions on Secured Funded Debt” above, Attributable Debt with respect to any sale and leaseback transaction if:

(1) We or a Restricted Subsidiary are permitted to create Funded Debt secured by a Lien pursuant to clauses (1) to (18) inclusive under “Restrictions on Secured Funded Debt” above on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the debt securities;

(2) The property leased pursuant to such arrangement is sold for a price at least equal to such property’s fair market value (as determined by our Chief Executive Officer, President, Chief Financial Officer, Treasurer or Controller) and we or a Restricted Subsidiary, within 360 days after the sale or transfer shall have been made by us or a Restricted Subsidiary, shall apply the proceeds thereof to the retirement of our or any Restricted Subsidiary’s Indebtedness or Funded Debt (other than Indebtedness or Funded Debt owned by us or any Restricted Subsidiary); provided, however, that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment provision of Indebtedness or Funded Debt;

(3) We or a Restricted Subsidiary apply the net proceeds of the sale or transfer of the Principal Property leased pursuant to such transaction to the purchase of assets (and the cost of construction thereof) within 360 days prior or subsequent to such sale or transfer;

(4) The effective date of any such arrangement or the purchaser’s commitment therefor is within 36 months prior or subsequent to the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof (which, in the case of a retail store, is the date of opening to the public), whichever is later;

(5) The lease in such sale and leaseback transaction is for a term, including renewals, of not more than three years;

(6) The sale and leaseback transaction is entered into between us and a Restricted Subsidiary or between Restricted Subsidiaries;

(7) The lease secures or relates to industrial revenue or pollution control bonds; or

(8) The lease payment is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation.

Merger, Consolidation and Disposition of Assets

Each indenture provides that we shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (as defined in the indentures) (other than a consolidation with or merger with or into a Restricted Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Restricted Subsidiary) or permit any Person to merge with or into us unless: (a) either (i) we shall be the continuing Person or (ii) the Person (if other than us) formed by such consolidation or into which we are merged or that acquired or leased such of our property and assets shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under each series of the debt securities and the indenture, and we shall have delivered to the trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with and that such supplemental indenture constitutes an obligation that is legal, valid and binding for us or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and (b) we shall have delivered to the trustee an officers’ certificate to the effect that immediately after giving effect to such transaction, no Default (as defined in the indentures) shall have occurred and be continuing and an opinion of counsel as to the matters set forth in paragraph (a) above.

12

 Table of Content

The indentures do not restrict, or require us to redeem or permit holders of any series of the debt securities to cause a redemption of the debt securities of that series in the event of, (i) a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the creditworthiness of our successor or combined entity, (ii) a change in control of the Company or (iii) a highly leveraged transaction involving us, whether or not involving a change in control. Accordingly, the holders of the debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of debt securities. The existing protective covenants applicable to the debt securities would continue to apply to us, or our successor, in the event of such a transaction initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default, Waiver and Notice

“Event of Default” with respect to a series of senior debt securities is defined in the senior indenture to be if:

(1) We default in the payment of all or any part of the principal of such series of the debt securities when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(2) We default in the payment of any interest on such series of the debt securities when the same becomes due and payable, and such default continues for a period of 30 days;

(3) We default in the performance of or breach any of our other covenants or agreements in the senior indenture and such default or breach continues for a period of 60 consecutive days after written notice thereof has been given to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the affected series of the debt securities;

(4) An involuntary case or other proceeding shall be commenced against us with respect to us or our debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any substantial part of our property and assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against us under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(5) We (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets or (iii) effect any general assignment for the benefit of creditors;

(6) An event of default as defined in any one or more indentures or instruments evidencing or under which we have at the date of the senior indenture or shall thereafter have outstanding an aggregate of at least $50,000,000 aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to us by the trustee (if such event be known to it), or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that if such event of default under such indentures or instruments shall be remedied or cured by us or waived by the holders of such indebtedness, then the Event of Default under the senior indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders of such series; or

(7) Failure by us to make any payment at maturity, including any applicable grace period, in respect of at least $50,000,000 aggregate principal amount of indebtedness for borrowed money and such failure shall have continued for a period of ten days after notice thereof shall have been given to us by the trustee (if such event be known to it), or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that if such failure shall be remedied or cured by us or waived by the holders of such indebtedness, then the Event of Default under the senior indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders of such series.

“Event of Default” with respect to a series of subordinated debt securities is defined in the subordinated indenture to include the events described in clauses (1), (2), (4) and (5) above.

If an Event of Default occurs and is continuing with respect to a series of the debt securities, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series by notice in writing to us (and to the trustee if given by holders), may declare the entire outstanding principal amount of the debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

13

 Table of Content

If an Event of Default described in clauses (4) or (5) occurs and is continuing with respect to a series of the debt securities, then the principal amount of all the debt securities of such series then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any holder of debt securities of such series or the trustee to the full extent permitted by applicable law.

Subject to provisions in the applicable indenture for the indemnification of the trustee and certain other limitations, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee by the indenture with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of the debt securities of such series not joining in the giving of such direction; and provided further that the trustee may take any other action it deems proper that is not inconsistent with any directions received from holders of debt securities of such series pursuant to this paragraph.

Subject to various provisions in the applicable indenture, the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may waive an existing Default or Event of Default with respect to such series and its consequences, except a Default in the payment of principal of or interest on any debt security of such series as specified in clauses (1) or (2) of the first paragraph of this section or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected. Upon any such waiver, such Default shall cease to exist with respect to such series, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Each indenture provides that no holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless: (i) such holder has previously given to the trustee written notice of a continuing Event of Default; (ii) the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture; (iii) such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction that is inconsistent with such written request. A holder of debt securities of any series may not use the indenture to prejudice the rights of another holder of such series or to obtain a preference or priority over such other holder.

Information

Each indenture provides that we shall file with the trustee and transmit to holders of the debt securities such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant to such Act.

The Company will be required to file with the trustee annually, within four months of the end of each fiscal year of the Company, a certificate as to the compliance with all conditions and covenants of each indenture.

Discharge and Defeasance of Debt Securities and Covenants

Each indenture provides that we may terminate our obligations under any series of debt securities if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us with respect to that series of debt securities under the indenture; or (ii) (a) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, (b) we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the debt securities of such series for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), without consideration of any reinvestment, to pay the principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the indenture, and (c) we deliver to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of our obligations under the indenture with respect to the debt securities of such series have been complied with.

14

 Table of Content

The following obligations will survive until the debt securities of such series are no longer outstanding: our obligations to execute and deliver the debt securities of such series for authentication, to set the terms of the debt securities of such series, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of the debt securities of such series, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.

Each indenture provides that we (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities of such series, and the provisions of the indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“legal defeasance”) or (ii) may omit to comply with other specific covenants relating to the debt securities of such series in the indenture, and with respect to the senior indenture, such omission shall be deemed not to be an Event of Default under clause (3) of the first paragraph of “Events of Default, Waiver and Notice” (“covenant defeasance”); provided that the following conditions shall have been satisfied: (a) we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest on the debt securities of such series, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be; (b) such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound; (c) no Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit; (d) we shall have delivered to the trustee an opinion of counsel that (1) the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under this provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the holders of the debt securities of such series have a valid security interest in the trust funds, and (e) we have delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (d) (1) above may be replaced by a ruling directed to the trustee received from the Internal Revenue Service to the same effect. Notwithstanding legal or covenant defeasance, the following obligations will survive until the debt securities of such series are no longer outstanding: our obligations to execute and deliver the debt securities of such series for authentication, to set the terms of the debt securities of such series, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of the debt securities of such series, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.

Modification and Waiver

Each indenture provides that we and the trustee may amend or supplement the indenture or any series of the debt securities without notice to or the consent of any holder of such series:

(1) to cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the holders of debt securities of such series;

(2) to provide for the assumption of our obligations to the holders of the debt securities of such series in connection with a consolidation or merger of our company or the sale, conveyance, transfer, lease or other disposal of all or substantially all of our property and assets;

(3) to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; and

(5) to make any change that does not materially and adversely affect the rights of any holder of debt securities of such series, provided that any change to conform the terms of the debt securities to the indenture and to the Description of Debt Securities contained in this prospectus or prospectus supplement relating to the debt securities shall not be deemed to be adverse to any holder of such debt securities.

15

 Table of Content

Each indenture also contains provisions whereby we and the trustee, subject to certain conditions, may amend the indenture and the outstanding debt securities of such series with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding, and the holders of a majority in principal amount of the outstanding debt securities of any series may waive future compliance by us with any provision of the indenture or the debt securities of such series.

Notwithstanding the foregoing provisions, each indenture provides that, without the consent of each holder of a series of the debt securities affected thereby, an amendment or waiver may not:

(1) extend the stated maturity of the principal of, or any installment of interest on, such holder’s debt securities, or reduce the principal thereof or the rate of interest thereon, or any premium payable with respect thereto, or change any place or currency of payment where any debt security of that series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

(2) reduce the percentage in principal amount of outstanding debt securities of that series the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the indenture or certain Defaults and their consequences provided for in the indenture;

(3) waive a Default in the payment of principal of or interest on any debt security of that series of such holder; or

(4) modify any of the provisions of this provision of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of that series thereunder affected thereby.

It shall not be necessary for the consent of any holder under this provision of the applicable indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the applicable indenture becomes effective, we shall give to the holders of the series of the debt securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure by us to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Governing Law

Each indenture and the debt securities will be governed by the laws of the State of New York.

The Trustee

We maintain ordinary banking and trust relationships with The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, and its affiliates.

16

 Table of Content

FORMS OF SECURITIES

We will issue the debt securities in the form of one or more fully global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. One or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of CVS Health, the trustee, or any other agent of CVS Health or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium or interest or to holders on that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

17

 Table of Content

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Shearman & Sterling LLP.

18

 Table of Content

EXPERTS

The consolidated financial statements of CVS Health Corporation for the year ended December 31, 2022 filed with CVS Health Corporation’s Current Report on Form 8-K dated May 25, 2023, and the effectiveness of CVS Health Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and CVS Health Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of CVS Health Corporation for the three-month periods ended March 31, 2023 and 2022, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 3, 2023 included in CVS Health Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

19

 Table of Content

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$	*
Legal fees and expenses (including Blue Sky fees)		**
Trustee fees		**
Accounting fees and expenses		**
Miscellaneous		**
TOTAL	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers

Exculpation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The CVS Health Corporation Amended and Restated Certificate of Incorporation, as amended, (the “CVS Health Charter”) limits the personal liability of a director to CVS Health and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

Indemnification. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by CVS Health in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by CVS Health. The CVS Health Charter provides for indemnification of directors and officers of CVS Health against liability they may incur in their capacities as such to the fullest extent permitted under the Delaware General Corporation Law.

Insurance. CVS Health has in effect Directors and Officers insurance with a limit of $500,000,000. Our Employment Practices Liability insurance is subject to a limit of $125,000,000. The Employment Practices Liability insurance covers actions of directors and officers, as well as other employees of CVS Health.

Item 16. Exhibits and Financial Statement Schedules

(a) The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

II-1

Table of Content

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

II-2

Table of Content

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

Table of Content

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CVS Health Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on May 25, 2023.

CVS Health Corporation

By:	/s/ Shawn M. Guertin
Shawn M. Guertin Executive Vice President and Chief Financial Officer

II-4

Table of Content

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shawn M. Guertin as such person’s true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fernando Aguirre Fernando Aguirre	Director	May 25, 2023

/s/ Jeffrey R. Balser, M.D., Ph.D Jeffrey R. Balser, M.D., Ph.D	Director	May 25, 2023

/s/ C. David Brown II C. David Brown II	Director	May 25, 2023

/s/ James D. Clark James D. Clark	Senior Vice President – Controller and Chief Accounting Officer (Principal Accounting Officer)	May 25, 2023

/s/ Alecia A. DeCoudreaux Alecia A. DeCoudreaux	Director	May 25, 2023

/s/ Nancy-Ann M. DeParle Nancy-Ann M. DeParle	Director	May 25, 2023

/s/ Roger N. Farah Roger N. Farah	Director	May 25, 2023

/s/ Anne M. Finucane Anne M. Finucane	Director	May 25, 2023
/s/ Shawn M. Guertin Shawn M. Guertin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 25, 2023

/s/ Edward J. Ludwig Edward J. Ludwig	Director	May 25, 2023

/s/ Karen S. Lynch Karen S. Lynch	President and Chief Executive Officer (Principal Executive Officer) and Director	May 25, 2023

II-5

Table of Content

Signature	Title	Date
/s/ Jean-Pierre Millon Jean-Pierre Millon	Director	May 25, 2023

/s/ Mary L. Schapiro Mary L. Schapiro	Director	May 25, 2023

II-6

Table of Content

EXHIBIT INDEX

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

4.1	Senior Indenture, dated as of August 15, 2006, between CVS Health Corporation (formerly known as CVS Corporation) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to CVS Health Corporation’s (formerly known as CVS Corporation) Current Report on Form 8-K filed August 15, 2006)

4.2	Form of Senior Debt Securities (included in Exhibit 4.1)

4.3	Subordinated Indenture, dated as of May 25, 2007, between CVS Health Corporation (formerly known as CVS Caremark Corporation) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (incorporated by reference to Exhibit 4.3 to CVS Health Corporation’s (formerly known as CVS Caremark Corporation) Registration Statement on Form S-3 filed March 24, 2010)

4.4	Form of Subordinated Debt Securities (included in Exhibit 4.3)

5.1**	Opinion of Shearman & Sterling LLP

15.1**	Letter of Ernst & Young LLP re: Unaudited Interim Financial Information

23.1**	Consent of Ernst & Young LLP

23.3**	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on signature page of this Registration Statement).

25.1**	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. on Form T-1 for the Senior Indenture, dated as of August 15, 2006

25.2**	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. on Form T-1 for the Subordinated Indenture, dated as of May 25, 2007

107**	Filing Fee Table
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Filed herewith.

II-7